EXHIBIT 3


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 11-K


               [x] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                     For the fiscal year ended JUNE 30, 1996


                                       or


             [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                 For the transition period from ______ to ______

                          Commission file number 0-5151


A)       Full title of the plan:

                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)

B) Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

        FLEXSTEEL INDUSTRIES, INC., P.O. BOX 877, DUBUQUE, IA 52004-0877


      THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Salaried Employees' Savings Plan 401(k)
                                                 (Name of Plan)


Date:  September 10, 1996                     /S/ R. J. KLOSTERMAN
                                    -----------------------------------------
                                    R.J. Klosterman
                                    VICE PRESIDENT OF FINANCE AND
                                    PRINCIPAL FINANCIAL OFFICER



                          INDEPENDENT AUDITORS' REPORT


Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k):

      We have audited the combining statements of financial position of the Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the "Plan") as of June 30, 1996 and 1995 and the related combining statements of income and changes in plan equity for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects, the financial position of the Plan as of June 30, 1996 and 1995, and the results of its operations for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.



                              DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 9, 1996




                           FLEXSTEEL INDUSTRIES, INC.
                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
                   COMBINING STATEMENTS OF FINANCIAL POSITION
                                  JUNE 30, 1996

                                              FLEXSTEEL                                 PRIVATE
                                             INDUSTRIES,                                MARKET
                                                INC.                     GUARANTEED     BOND AND
                                               COMMON        COMMON       INTEREST      MORTGAGE       STOCK
                                             STOCK FUND    STOCK FUND      ACCOUNT      ACCOUNT      INDEX FUND
                                             -----------   ----------    ----------    ----------    ----------
1996:
ASSETS
   Cash .................................    $   16,724
   Employee Contributions
       Receivable .......................         3,497    $   17,421    $   21,497    $   4,790     $     315
   Company Contributions Receivable .....           764         2,355         3,347          707            24
   Investment in Flexsteel Industries,
         Inc. Common Stock - Par Value $1
         Per Share; at market 122,709 shares
         at $11.75 each .................     1,441,832
   Investment in Common Stock Fund ......                   3,766,934
   Investment in Private Market Bond &
            Mortgage Account ............                                                828,863
   Investment in Guaranteed
            Interest Accounts ...........                                 4,302,584
   Investment in Stock
            Index Fund ..................                                                               96,452
   Investment in Money
           Market Account ...............
   Investment in International
            Stock Account ...............
   Investment in Small Company
           Stock Fund ...................
                                             ----------    ----------    ----------    ---------     ---------
          Total assets ..................    $1,462,817    $3,786,710    $4,327,428    $ 834,360     $  96,791
                                             ==========    ==========    ==========    =========     =========
PLAN EQUITY
   Total plan equity ....................    $1,462,817    $3,786,710    $4,327,428    $ 834,360     $  96,791
                                             ==========    ==========    ==========    =========     =========




                       [WIDE TABLE CONTINUED FROM ABOVE]


                                             MONEY     INTERNATIONAL    SMALL
                                            MARKET         STOCK       COMPANY
                                            ACCOUNT       ACCOUNT     STOCK FUND      TOTAL
                                           ---------   -------------  ----------    ----------
1996:
ASSETS
   Cash .................................                                          $    16,724
   Employee Contributions
       Receivable .......................  $    704     $   3,360     $   6,580         58,164
   Company Contributions Receivable .....       115           645           987          8,944
   Investment in Flexsteel Industries,
         Inc. Common Stock - Par Value $1 Per
         Share; at market 122,709 shares
         at $11.75 each .................                                            1,441,832
   Investment in Common Stock Fund ......                                            3,766,934
   Investment in Private Market Bond &
         Mortgage Account ...............                                              828,863
   Investment in Guaranteed
            Interest Accounts ...........                                            4,302,584
   Investment in Stock
            Index Fund ..................                                               96,452
   Investment in Money
           Market Account ...............    70,165                                     70,165
   Investment in International
            Stock Account ...............                 309,267                      309,267
   Investment in Small Company
           Stock Fund ...................                               615,575        615,575
                                           --------     ---------     ---------    -----------
          Total assets ..................  $ 70,984     $ 313,272     $ 623,142    $11,515,504
                                           ========     =========     =========    ===========
PLAN EQUITY
   Total plan equity ....................  $ 70,984     $ 313,272     $ 623,142    $11,515,504
                                           ========     =========     =========    ===========

                 See accompanying Notes to Financial Statements


                           FLEXSTEEL INDUSTRIES, INC.
                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
                   COMBINING STATEMENTS OF FINANCIAL POSITION
                                  JUNE 30, 1995


                                              FLEXSTEEL                                 PRIVATE
                                             INDUSTRIES,                                MARKET
                                                INC.                     GUARANTEED     BOND AND
                                               COMMON        COMMON       INTEREST      MORTGAGE       STOCK
                                             STOCK FUND    STOCK FUND      ACCOUNT      ACCOUNT      INDEX FUND
                                             -----------   ----------    ----------    ---------     ----------
1995:
ASSETS
   Cash .................................    $   11,645
   Employee Contributions
       Receivable .......................         8,314    $   20,038    $   30,253    $   8,125     $    947
   Company Contributions Receivable .....           869           872        11,241          483
   Investment in Flexsteel Industries,
         Inc. Common Stock - Par Value $1 Per
         Share; at market 109,719.5 shares
         at $10.25 each .................     1,124,625
   Investment in Common Stock Fund ......                   2,721,227
   Investment in Private Market Bond &
            Mortgage Account ............                                                777,219
   Investment in Guaranteed
            Interest Accounts ...........                                 4,385,870
   Investment in Stock
            Index Fund ..................                                                              69,401
   Investment in Money
           Market Account ...............
   Investment in International
            Stock Account ...............
   Investment in Small Company
           Stock Fund ...................
                                             ----------    ----------    ----------    ---------     --------
          Total assets ..................    $1,145,453    $2,742,137    $4,427,364    $ 785,827     $ 70,348
                                             ==========    ==========    ==========    =========     ========
PLAN EQUITY
   Total plan equity ....................    $1,145,453    $2,742,137    $4,427,364    $ 785,827     $ 70,348
                                             ==========    ==========    ==========    =========     ========




                       [WIDE TABLE CONTINUED FROM ABOVE]


                                              MONEY      INTERNATIONAL      SMALL
                                              MARKET         STOCK         COMPANY
                                             ACCOUNT        ACCOUNT       STOCK FUND      TOTAL
                                            ---------    -------------    ----------   ----------
1995:
ASSETS
   Cash .................................                                              $   11,645
   Employee Contributions
       Receivable .......................   $    739      $   3,874      $   4,900         77,190
   Company Contributions Receivable .....         31             32            161         13,689
   Investment in Flexsteel Industries,
         Inc. Common Stock - Par Value $1 Per
         Share; at market 109,719.5 shares
         at $10.25 each .................                                               1,124,625
   Investment in Common Stock Fund ......                                               2,721,227
   Investment in Private Market Bond &
            Mortgage Account ............                                                 777,219
   Investment in Guaranteed
            Interest Accounts ...........                                               4,385,870
   Investment in Stock
            Index Fund ..................                                                  69,401
   Investment in Money
           Market Account ...............     58,412                                       58,412
   Investment in International
            Stock Account ...............                   106,627                       106,627
   Investment in Small Company
           Stock Fund ...................                                  261,580        261,580
                                            --------      ---------      ---------     ----------
          Total assets ..................   $ 59,182      $ 110,533      $ 266,641     $9,607,485
                                            ========      =========      =========     ==========
PLAN EQUITY
   Total plan equity ....................   $ 59,182      $ 110,533      $ 266,641     $9,607,485
                                            ========      =========      =========     ==========

                 See accompanying Notes to Financial Statements



                           FLEXSTEEL INDUSTRIES, INC.
                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
            COMBINING STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                    YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                                                                                       PRIVATE
                                              FLEXSTEEL                                MARKET
                                             INDUSTRIES,                                BOND
                                                 INC.                    GUARANTEED      AND         STOCK
                                               COMMON        COMMON       INTEREST     MORTGAGE      INDEX
                                             STOCK FUND    STOCK FUND     ACCOUNT      ACCOUNT       FUND
                                             ----------    ----------   -----------   ----------   ---------
1996:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock  $   55,375
   Interest and Other Income (Loss) .....           334                 $  273,600    $   42,443
                                             ----------                 ----------    ----------
       Total ............................        55,709                    273,600        42,443
Employee Contributions ..................        86,646    $  256,401      321,675        89,823   $  7,306
Company Contributions ...................        18,303        40,007       54,506        15,211      1,697
Net Appreciation (Depreciation) in Fair
   Value of Investments..................       176,968       819,100                                19,021
Withdrawals .............................      (103,805)      (73,081)    (486,413)      (41,370)    (3,426)
Transfers (To) From Other Investment
   Programs .............................        83,543         2,146     (263,304)      (57,574)     1,845
                                             ----------    ----------   ----------    -----------  --------
Increase in Plan Equity .................       317,364     1,044,573      (99,936)       48,533     26,443
Plan Equity - Beginning of Year .........     1,145,453     2,742,137    4,427,364       785,827     70,348
                                             ----------    ----------   ----------    ----------   --------
Plan Equity - End of Year ...............    $1,462,817    $3,786,710   $4,327,428    $  834,360   $ 96,791
                                             ==========    ==========   ==========    ==========   ========
1995:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock  $   46,567
   Interest and Other Income (Loss) .....           298                 $  283,899    $   88,895
                                             ----------                 ----------    ----------
       Total ............................        46,865                    283,899        88,895
Employee Contributions ..................       119,961    $  258,121      369,532       107,638   $ 20,512
Company Contributions ...................        23,735        31,891       87,045        15,075      3,464
Net Appreciation (Depreciation) in Fair
   Value of Investments..................      (330,185)      428,530                                20,245
Withdrawals .............................       (27,454)      (57,752)    (160,378)      (43,716)    (1,472)
Transfers (To) From Other Investment
   Programs .............................        49,665       (32,875)     (76,843)      (46,560)  (172,578)
                                             ----------    ----------   ----------    ----------   --------
Increase in Plan Equity .................      (117,413)      627,915      503,255       121,332   (129,829)
Plan Equity - Beginning of Year .........     1,262,866     2,114,222    3,924,109       664,495    200,177
                                             ----------    ----------   ----------    ----------   --------
Plan Equity - End of Year ...............    $1,145,453    $2,742,137   $4,427,364    $  785,827   $ 70,348
                                             ==========    ==========   ==========    ==========   ========
1994:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock  $   39,333
   Interest .............................           179                 $  260,834    $   (5,145)
                                             ----------                 ----------    ----------
       Total ............................        39,512                    260,834        (5,145)
Employee Contributions ..................       110,523    $  235,433      365,573       103,369   $ 32,142
Company Contributions ...................        26,130        38,564       65,537        19,374      5,497
Net Appreciation in Fair Value of
   Investments...........................      (147,018)       29,692                                (5,098)
Withdrawals .............................       (10,127)      (34,307)    (196,372)       (2,777)      (154)
Transfers (To) From Other Investment
   Programs .............................        31,201        38,229     (316,774)      121,000    117,050
                                             ----------    ----------   ----------    ----------   --------
Increase (Decrease) in Plan Equity ......        50,221       307,611      178,798       235,821    149,437
Plan Equity - Beginning of Year .........     1,212,645     1,806,611    3,745,311       428,674     50,740
                                             ----------    ----------   ----------    ----------   --------
Plan Equity - End of Year ...............    $1,262,866    $2,114,222   $3,924,109    $  664,495   $200,177
                                             ==========    ==========   ==========    ==========   ========




                       [WIDE TABLE CONTINUED FROM ABOVE]

                                               MONEY      INTERNATIONAL     SMALL
                                              MARKET          STOCK        COMPANY
                                              ACCOUNT        ACCOUNT      STOCK FUND       TOTAL
                                             --------     -------------   ----------    -----------
1996:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                             $    55,375
   Interest and Other Income (Loss) .....    $  3,317                                       319,694
                                             --------                                   -----------
       Total ............................       3,317                                       375,069
Employee Contributions ..................      11,386       $ 65,272       $ 96,323         934,832
Company Contributions ...................       1,947         12,687         17,299         161,657
Net Appreciation (Depreciation) in Fair
   Value of Investments..................                     38,056        106,732       1,159,877
Withdrawals .............................      (4,090)        (2,236)        (8,995)       (723,416)
Transfers (To) From Other Investment
   Programs .............................        (758)        88,960        145,142
                                             --------       --------       --------     -----------

Increase in Plan Equity .................      11,802        202,739        356,501       1,908,019
Plan Equity - Beginning of Year .........      59,182        110,533        266,641       9,607,485
                                             --------       --------       --------     -----------
Plan Equity - End of Year ...............    $ 70,984       $313,272       $623,142     $11,515,504
                                             ========       ========       ========     ===========
1995:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                             $    46,567
   Interest and Other Income (Loss) .....    $  2,364                                       375,456
                                             --------                                   -----------
       Total ............................       2,364                                       422,023
Employee Contributions ..................      10,617       $ 29,247       $ 39,743         955,371
Company Contributions ...................       1,345          3,575          4,167         170,297
Net Appreciation (Depreciation) in Fair
   Value of Investments..................                      4,164         36,161         158,915
Withdrawals ............................ .     (1,356)           (59)          (546)       (292,733)
Transfers (To) From Other Investment
   Programs .............................      18,469         73,606        187,116
                                             --------       --------       --------     ------------
Increase in Plan Equity .................      31,439        110,533        266,641       1,413,873
Plan Equity - Beginning of Year .........      27,743                                     8,193,612
                                             --------       --------       --------     -----------
Plan Equity - End of Year ...............    $ 59,182       $110,533       $266,641     $ 9,607,485
                                             ========       ========       ========     ===========
1994:
Net Investment Income
   Cash Dividends on Flexsteel Common Stock                                             $    39,333
   Interest .............................    $    655                                       256,523
                                             --------                                   ------------
       Total ............................         655                                       295,856
Employee Contributions ..................       5,029                                       852,069
Company Contributions ...................         962                                       156,064
Net Appreciation in Fair Value of
   Investments...........................                                                  (122,424)
Withdrawals .............................        (238)                                     (243,975)
Transfers (To) From Other Investment
   Programs .............................       9,294
                                             --------                                   -----------
Increase (Decrease) in Plan Equity ......      15,702                                       937,590
Plan Equity - Beginning of Year .........      12,041                                     7,256,022
                                             --------                                  ------------
Plan Equity - End of Year ...............    $ 27,743                                   $ 8,193,612
                                             ========                                   ===========

                 See accompanying Notes to Financial Statements




                           FLEXSTEEL INDUSTRIES, INC.

                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)

                          NOTES TO FINANCIAL STATEMENTS



1)    PLAN DESCRIPTION

      The Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the "Plan") was established effective July 1, 1985 by Flexsteel Industries, Inc. (the "Company"). The Plan is available to certain salaried, salesmen and office employees that have one year of eligible service and have reached the age of twenty-one. Participation is voluntary.

      The Plan allows eligible employees to elect to have from 1% to 10% (salesmen are subject to a 4% maximum) of their basic pre-tax pay contributed to the Plan. Employee contributions are subject to a maximum of $9,500 in calendar year 1996 by law. The Company contributes an amount equal to 25% of the first 4% of pay the employee contributes. Participant and Company basic contributions are 100% vested. The Company, at its option, may also contribute additional amounts to be allocated amongst all participants based on the participants' pay; such additional company contributions vest over 6 years (40% after 3 years, 60% after 4 years, 80% after 5 years, and 100% after 6 years).

      Plan participants direct their contributions to any of the eight investment accounts available:

      1) The FLEXSTEEL INDUSTRIES, INC. COMMON STOCK FUND, which consists of the Company's common stock.

      2) A COMMON STOCK FUND, which consists of common stock and other equity securities, and also may include short-term money market instruments, cash, or cash equivalents.

      3) A GUARANTEED INTEREST ACCOUNT, which is an insurance company account that provides a guaranteed interest rate for a five-year period.

      4) A PRIVATE MARKET BOND AND MORTGAGE ACCOUNT, which is an insurance company account that provides for competitive yield debt securities.

      5) A STOCK INDEX FUND, which is a pooled investment account invested in the common stock of those firms included in the Standard & Poor's 500 Stock Index.

      6) A MONEY MARKET ACCOUNT, which is an insurance company account primarily invested in commercial paper with maturities of one year or less.

      7) An INTERNATIONAL STOCK ACCOUNT, which invests in stocks of companies in Western Europe and Asia.

      8) A SMALL COMPANY STOCK FUND, which invests in stocks of relatively smaller companies.

      Assets of the Plan are held by a "Custodian," the Principal Mutual Life Insurance Company, except for the Flexsteel Industries, Inc. Common Stock Fund that is held by the American Trust & Savings Bank of Dubuque, Iowa (the "Trustee"). The Plan is administered by a committee appointed by the Board of Directors of the Company. Distributions are paid upon retirement, termination of employment, death, disability, or in hardship cases. Non-vested contributions revert to the Company upon termination of employment. Upon termination of the Plan, participant accounts become fully vested and non-forfeitable.

      At June 30, 1996, the Plan had 472 participants, of which there were 184 participants in the Flexsteel Industries, Inc. Common Stock Fund, 332 participants in the Common Stock Fund, 391 participants in the Guaranteed Interest Account, 198 participants in the Private Market Bond and Mortgage Account, 40 participants in the Stock Index Fund, and 56 participants in the Money Market Account, 162 participants in the International Stock Fund, and 190 participants in the Small Company Stock Fund.

2)    SIGNIFICANT ACCOUNTING POLICIES

      The Plan uses the accrual basis of accounting. Investments in common stock are recorded at market value based on market quotations. Other investments are stated at market value as determined by the Trustee and Custodian based on the market value of the funds and the participation in each fund. The cost of investments sold is determined by the average cost method.

3)    INCOME TAXES

      The Plan has received a determination from the Internal Revenue Service that the Plan is exempt from Federal income taxes. Participants are not taxed currently on their contributions or on Company contributions to the Plan. Distributions to participants generally are subject to Federal and State income tax at the time of distribution; certain distributions may receive more favorable tax treatment.

4)    NET APPRECIATION (DEPRECIATION) IN FAIR VALUE OF INVESTMENTS

      The unrealized appreciation (depreciation) in the investment accounts is as follows:


                                                                                   NET
                                                                MARKET         APPRECIATION
                                                 COST            VALUE        (DEPRECIATION)
                                            ------------     ------------     --------------
Flexsteel Industries, Inc. Common Stock
Fund
   Balance, June 30, 1993 ...............   $    893,251     $  1,182,745      $    289,494
   Net change during year ...............   $    181,664     $     34,646      $   (147,018)
                                            ------------     ------------      ------------
   Balance, June 30, 1994 ...............   $  1,074,915     $  1,217,391      $    142,476
   Net change during year ...............   $    237,419     $    (92,766)     $   (330,185)
                                            ------------     ------------      ------------
   Balance, June 30, 1995 ...............   $  1,312,334     $  1,124,625      $   (187,709)
   Net change during year ...............   $    140,239     $    317,207      $    176,968
                                            ------------     ------------      ------------

   Balance, June 30, 1996 ...............   $  1,452,573     $  1,441,832      $    (10,741)
                                            ============     ============      ============
Common Stock Fund
   Balance, June 30, 1993 ...............   $  1,142,374     $  1,792,093      $    649,719
   Net change during year ...............   $    275,963     $    305,655      $     29,692
                                            ------------     ------------      ------------
   Balance, June 30, 1994 ...............   $  1,418,337     $  2,097,748      $    679,411
   Net change during year ...............   $    194,949     $    623,479      $    428,530
                                            ------------     ------------      ------------
   Balance, June 30, 1995 ...............   $  1,613,286     $  2,721,227      $  1,107,941
   Net change during year ...............   $    226,607     $  1,045,707      $    819,100
                                            ------------     ------------      ------------
   Balance, June 30, 1996 ...............   $  1,839,893     $  3,766,934      $  1,927,041
                                            ============     ============      ============
Stock Index Fund
   Balance, June 30, 1993 ...............   $     46,286     $     49,228      $      2,942
   Net change during year ...............   $    153,641     $    148,543      $     (5,098)
                                            ------------     ------------     -------------
   Balance, June 30, 1994 ...............   $    199,927     $    197,771      $     (2,156)
   Net change during year ...............   $   (148,615)    $   (128,370)     $     20,245
                                            ------------     ------------      ------------
   Balance, June 30, 1995 ...............   $     51,312     $     69,401      $     18,089
   Net change during year ...............   $      8,030     $     27,051      $     19,021
                                            ------------     ------------      ------------
   Balance, June 30, 1996 ...............   $     59,342     $     96,452      $     37,110
                                            ============     ============      ============
International Stock Fund
   Balance, June 30, 1994 ...............
   Net change during year ...............   $    102,463     $    106,627      $      4,164
                                            ------------     ------------      ------------
   Balance, June 30, 1995 ...............   $    102,463     $    106,627      $      4,164
   Net change during year ...............   $    164,584     $    202,640      $     38,056
                                            ------------     ------------      ------------
   Balance, June 30, 1996 ...............   $    267,047     $    309,267      $     42,220
                                            ============     ============      ============
Small Company Stock Fund
   Balance, June 30, 1994 ...............
   Net change during year ...............   $    225,419     $    261,580      $     36,161
                                            ------------     ------------      ------------
   Balance, June 30, 1995 ...............   $    225,419     $    261,580      $     36,161
   Net change during year ...............   $    247,263     $    353,995      $    106,732
                                            ------------     ------------      ------------
   Balance, June 30, 1996 ...............   $    472,682     $    615,575      $    142,893
                                            ============     ============      ============

      The cost of investments in the Guaranteed Interest Account, Private Market
Bond and Mortgage Account, and Money Market Account approximate market.

5)    RELATED PARTY TRANSACTIONS

      All administrative costs of the Plan are paid by the Company. Brokers' commissions and fees, if any, incurred in connection with the segregated funds are paid by the Plan.

      The Plan had the following transactions in the Flexsteel Industries, Inc. Common Stock Fund or in the Custodian's funds for the years ended June 30, 1996, 1995 and 1994 (shares in parentheses):



  1996:                                                                                    COST OF
   FUND                                        PURCHASES             SALES (1)            SALES (1)
   ----                                   --------------------  --------------------  ------------------
   Flexsteel Industries, Inc. Common
   Stock Fund ..........................   $ 229,258(20,686)      $  89,019(7,696)      $  89,019
   Common Stock Fund ...................   $ 297,543              $  70,935             $  70,935
   Guaranteed Interest Account .........   $ 392,830              $ 749,717             $ 749,717
   Private Market Bond and
       Mortgage Account ................   $ 108,147              $  98,946             $  98,946
   Stock Index Fund ....................   $   9,611              $   1,581             $   1,581
   Money Market Account ................   $  13,284              $   4,848             $   4,848
   International Stock Account .........   $  77,860              $ (86,724)            $ (86,724)
   Small Company Stock  Fund ...........   $ 111,116              $(136,147)            $(136,147)


  1995:                                                                                    COST OF
   FUND                                       PURCHASES             SALES (1)             SALES (1)
   ----                                   --------------------  --------------------  ------------------

   Flexsteel Industries, Inc. Common
   Stock Fund ..........................   $ 238,920(21,182)
   Common Stock Fund ...................   $ 285,576              $  90,627             $  90,627
   Guaranteed Interest Account .........   $ 443,902              $ 237,223             $ 237,223
   Private Market Bond and
       Mortgage Account ................   $ 121,977              $  90,276             $  90,276
   Stock Index Fund ....................   $  25,435              $ 174,050             $ 174,050
   Money Market Account ................   $  11,785              $ (17,113)            $ (17,113)
   International Stock Account .........   $  28,916              $ (73,546)            $ (73,546)
   Small Company Stock  Fund ...........   $  38,848              $(186,571)            $(186,571)


  1994:                                                                                    COST OF
   FUND                                       PURCHASES             SALES (1)             SALES (1)
   ----                                   --------------------  --------------------  ------------------

   Flexsteel Industries, Inc. Common
   Stock Fund ..........................   $ 182,789(11,611)
   Common Stock Fund ...................   $ 272,041              $  (3,922)            $  (3,922)
   Guaranteed Interest Account .........   $ 434,413              $ 513,146             $ 513,146
   Private Market Bond and
       Mortgage Account ................   $ 121,686              $(118,223)            $(118,223)
   Stock  Index Fund....................   $  36,746              $(116,896)            $(116,896)
   Money Market Account.................   $   5,764              $  (9,056)            $  (9,056)

- -----------------

(1)   Amount is net of transfers